AMENDMENT NO. 4 TO
AMENDED AND RESTATED GENERAL PARTNERSHIP AGREEMENT
OF OCEAN STATE POWER

          THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED GENERAL
PARTNERSHIP AGREEMENT OF OCEAN STATE POWER (this "Amendment") dated as of February 23, 1993, by and among the undersigned parties (the "Partners").

W I T N E S S E T H

        WHEREAS, the Partners are party to the Amended and Restated General Partnership Agreement dated as of December 2, 1988, as amended to the date hereof (the "Partnership Agreement");

        WHEREAS, the Partners propose to amend the Partnership
Agreement upon the terms and conditions set forth in this Amendment (the Partnership Agreement as amended by this Amendment is referred to herein as the "Amended Partnership Agreement");

        NOW, THEREFORE, in consideration of the foregoing the mutual covenants, agreements and promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereto, intending to be legally bound, mutually covenant and agree as follows:

        1. Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning set forth in the Partnership Agreement.

        2. Amendment of the Partnership Agreement - Section
8.2.9. Section 8.2.9 of the Partnership Agreement, entitled "Interested Representatives," is hereby deleted in its entirety and the following is substituted therefor:

       8.2.9 Interested Representatives. No Representative shall be entitled to vote in any decision of the Management Committee concerning (i) the entry into, renewal, amendment or termination of, (ii) any alleged breach or failure to perform under, or (iii) any dispute which becomes subject to an arbitration, judicial, or administrative proceeding between the parties to, any contract between the Partnership and any Partner represented by such Representative, or between the Partnership and any Affiliate of such Partner; provided, however, that for purposes of this Section 8.2.9; no Partner shall be deemed to be an Affiliate of Ocean State
       Power II. A Representative which is not entitled to vote in accordance with this Section 8.2.9 is referred to hereinafter as an "Interested Representative." Where an issue and the proposed resolution presented for vote are substantially similar for two or more contracts, a Representative which is an Interested Representative with respect to one such contract shall be deemed to be an Interested Representative with respect to such other contract(s) (notwithstanding the fact that neither the Partner represented by such Representative nor any Affiliate of such a Partner is a party to such other contract(s)).

       3. Amendment of the Partnership Agreement -Sections
8.2.10 and 8.2.11. The following Sections 8.2.10 and 8.2.11 hereby added to the Partnership Agreement:

       8.2.10   Arbitrable Votes.  A vote taken by the
       Management Committee may be submitted to arbitration in accordance with Section 8.2.11 (an "Arbitrable Vote") if the conditions of either paragraph (a) or (b) below are met. Any Arbitrable Vote which is submitted to arbitration shall not be effective except upon and in accordance with the decision of the arbitrator.

            (a)(i) A matter voted on by the Management
       Committee which requires a Fifty-five Percent Vote for approval did not receive a Fifty-five Percent Vote or a matter voted on by the Management Committee which requires an Eighty-six Percent Vote for approval did not receive an Eighty-six Percent Vote and (ii) the Partnership is required by law (including by order of any federal, state or local regulatory authority) or by contract to take action on such matter or the resolution of such matter is necessary to maintain the continuous operation of the Facilities. An Arbitrable Vote which meets the conditions of this paragraph (a) is referred to as a "Deadlock Vote."

            (b)(i) A Partner contends that a Representative is an Interested Representative with respect to the subject matter of a vote of the Management Committee and
       (ii) had the vote of that Representative been reallocated in accordance with Section 8.11.5, either (A) such a matter which received a Fifty-five Percent Vote, or an Eighty-six Percent Vote, as required, would not have received such a vote or (B) such a matter which did not receive a Fifty-five Percent Vote or an Eighty-six Percent Vote, as required, would have received such a vote. An Arbitrable
       Vote which meets the conditions of this paragraph (b) is referred to as a "Contested Vote."

       8.2.11 Arbitration.

            (a) Any Partner may submit an Arbitrable Vote to arbitration at the meeting at which the vote took place or by written notice to each of the Partners within five business days thereafter. The Partners shall attempt expeditiously to agree on a single arbitrator, who shall be an individual whose profession, expertise and experience renders him or her qualified to consider the matter in issue. If the Partners are unable to agree on a single arbitrator within five business days after submission of an Arbitrable Vote to arbitration, the Partners on either side of the vote shall, not later than ten business days after submission of an Arbitrable Vote to arbitration, select one arbitrator and the two arbitrators so selected shall promptly select a third arbitrator. Each arbitrator so selected shall be an individual whose profession, expertise and experience renders him or her qualified to consider the matter in issue. If the two arbitrators are unable to agree on the selection of a third arbitrator, then such third arbitrator shall be appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The term "arbitrator" shall be used hereinafter to refer to a single arbitrator if the Partners agree on a single arbitrator or, if the-Partners are unable to agree to a single arbitrator, to the panel of three arbitrators.

            (b) The arbitrator shall establish a schedule for the arbitration. It is the intent of the Partners that any arbitration under this Section 8.2.11 be completed on an expedited basis and on a schedule which will permit the Partnership to comply with any requirements under applicable law or contract, to maintain continuous operation of the Facilities, or otherwise to avoid mootness of the arbitrator's decision. The arbitrator shall be empowered to order such discovery as he or she deems appropriate under the circumstances only to the extent that discovery shall not interfere with the considerations referred to in the previous sentence. The Partners agree that they will act, and hereby authorize the arbitrator to act, in compliance with the intent of this Section 8.2.11. The Partners shall not have the right to conduct discovery, but shall each be afforded a reasonable opportunity to present their views to the arbitrator in writing. The arbitrator may invoke the provisions of the Commercial Arbitration Rules of the AAA to the extent that a procedural matter relating to the arbitration is not specifically provided for in this
       Section 8.2.11, and such provisions are not inconsistent with the purpose and intent of this Section 8.2.11.

            (c)(i) In the case of an Arbitrable Vote which is a Deadlock Vote, the decision of the arbitrator shall not be limited to one of the two opposing positions presented by the Partners with respect to the Arbitrable Vote, but in every case shall be a determination of the course that is in the best interest of the Partnership. Effective immediately on its issuance, the decision of the arbitrator with respect to a Deadlock Vote shall be substituted for the Arbitrable Vote and the Partnership shall act in accordance with the decision.

            (ii) In the case of an Arbitrable Vote which is a Contested Vote, the arbitrator's decision shall determine whether an Interested Representative participated in the vote. If the arbitrator determines the question in the negative, the Arbitrable Vote shall stand as taken. If the arbitrator determines the question in the affirmative, the Arbitrable Vote as taken shall be recalculated without taking into account the vote of the Interested
       Representative (with Excess Votes allocated in accordance with Section 8.11.5). The vote as so recalculated shall be substituted for the Arbitrable Vote and the Partnership shall act in accordance with such vote. A vote which was arbitrated as a Contested Vote may thereafter be submitted to arbitration as a Deadlock Vote if it then meets the requirements for consideration as a Deadlock Vote. Upon the request of any Partner, an Arbitrable Vote shall be arbitrated sequentially in the same proceeding, first as a Contested Vote and then, if necessary, as a Deadlock Vote.
       The arbitrator may cause an arbitration proceeding to address concurrently a Contested Vote and a Deadlock Vote if an expedited decision is required consistent with the intent and purpose of this Section 8.2.11; provided, however, that the decision of the arbitrator as to the Deadlock Vote will only be rendered if necessary as a result of its decision as to the Contested Vote.

          (d) The decision of the arbitrator shall be final and shall be binding upon the Partnership and each of the Partners. The decision of the arbitrator shall be rendered in writing and one copy of the decision shall be given to each Partner. The decision may be rendered without supporting reasons, although the arbitrator may provide the reasons for its decision by separate written instrument. In no event may the arbitrator's reasons for its decision be a basis for appeal. Any Partner may apply in any court having jurisdiction for judicial acceptance of the decision and an order of enforcement. The expense of arbitration shall be borne by the Partnership.

           (e) The Partners agree that the sole method of resolving any dispute as to an Arbitrable Vote shall be by arbitration pursuant to this Section 8.2.11 and no Partner shall seek to have this Section 8.2.11 rendered unenforceable or to have such dispute decided in any other way; provided, however, that nothing herein shall prevent the Partners from agreeing to settle any issue at any time.

           (f) The Partners expressly agree that the forbearance from a right to submit an Arbitrable Vote to arbitration shall not constitute a waiver of the right of any Partner to submit a subsequent Arbitrable Vote, on a related or an unrelated matter, to arbitration.

            4. Amendment of the Partnership Agreement - Section
8.11.2. Section 8.11.2 of the Partnership Agreement is hereby amended by renumbering the existing text thereof as Section 8.11.2(a) and adding the following subsection (b) thereto:

            (b) A Reduced Voting Interest Partner which has increased its Voting Interest as provided in Section 8.11.2(a) is hereinafter referred to as a "Reinstated Voting Interest Partner." A Reinstated Voting Interest Partner may elect to reduce its Voting Interest to a Voting Interest designated by such Reinstated Voting Interest Partner which is less than the product obtained by multiplying 100 times the percentage represented by such Reinstated Voting Interest Partner's Equity Interest upon written notice to all other Partners. Upon delivery of such notice, the Reinstated Voting Interest Partner shall once again be deemed to be a Reduced Voting Interest Partner for all purposes of this Agreement.

       5. Amendment of the Partnership Agreement - Section
8.11.4(i). Section 8.11.4(i) of the Partnership Agreement is hereby amended by adding the following sentence to the end of subsection (i):

       If a Reinstated Voting Interest Partner shall give the notice described in Section 8.11.2, Schedule B shall be amended effective as of the date of such notice so as to decrease the Voting Interest of such Partner as designated in such notice.

       6. Amendment of the Partnership Agreement - Sections
8.11.4(iii) and (iv). Sections 8.11.4(iii) and (iv) are hereby amended by adding thereto the text designated by underscoring [i.e., underscoring indicates new language]:

       (iii) If as a result of any amendment to be made to Schedule B pursuant to clause (i) or (ii) above the total number of votes represented by the Voting Interests set forth on Schedule B would otherwise exceed one hundred, then the Voting Interest of each Partner which then is the subject of an effective registration under the Holding
       Company Act (a "Registered Holding Company Partner") or which is then a Reinstated Voting Interest Partner shall automatically be decreased on Schedule B by an amount that equals its pro rata share of the number of votes in excess of one hundred (determined on the basis of the ratio which the Voting Interest of such Registered Holding Company
       Partner or Reinstated Voting Interest Partner bears to the aggregate Voting Interests of all Registered Holding
       Company Partners and Reinstated Voting Interest Partners before such adjustment); provided, however, that in no event shall the Voting Interest of any Registered Holding
       Company Partner or Reinstated Voting Interest Partner be decreased below the number of votes equal to the product of 100 and the percentage represented by its Equity
       Interest unless agreed to in writing by such Partner.

       (iv) If as a result of any amendment to be made to Schedule B pursuant to clause (i) or (ii) above the total number of votes represented by the Voting Interests set forth on Schedule 8 would otherwise be less than one hundred, then the voting interest of each Registered Holding Company Partner and each Reinstated Voting Interest Partner shall automatically be increased on Schedule B by an amount that equals its pro rata share of the number of votes less than one hundred (determined on the basis specified in clause (iii) above).

       7. Amendment of the Partnership Agreement - Section
8.11.5. Section 8.11.5 of the Partnership Agreement is hereby amended by adding the following subsection (iii):

       (iii) If such vote is taken after the Holding Company
       Act Applicability Date and any Partner is then a Reinstated Voting Interest Partner, the Excess Votes shall be allocated pro rata among the Registered Holding Company Partners then eligible to vote and Reinstated Voting
       Interest Partners then eligible to vote (determined on the basis of the ratio which the Voting Interest of each such Registered Holding Company Partner and Reinstated Voting
       Interest Partner shown on Schedule B bears to the aggregate Voting Interests of all Registered Holding
       Company Partners then eligible to vote and Reinstated
       Voting Interest Partners then eligible to vote as shown on Schedule
       B).

       8. Amendment of the Partnership Agreement - Section
8.11.6. The following Section 8.11.6 is hereby added to the Partnership
Agreement:

            8.11.6. Return on Equity Vote.   The rate of return
       on equity to be filed by the Partnership in accordance with the Unit Power Agreements shall require a Fifty-five Percent Vote; provided, however, that so long as any Partner is a Reduced Voting Interest Partner, such vote on the rate to be filed shall require an Eighty-six Percent Vote.

        9. Amendment Effective Date. This Amendment shall be effective as of the date first written above.

       10. Further Assurances. Each of the Partners agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary to more fully effectuate this Amendment and carry on the Partnership business in accordance with the Amended Partnership Agreement.

       11. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       12. Headings. The headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment or the Amended Partnership Agreement.

       IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 4 to Amended and Restated Partnership Agreement of Ocean State Power to be executed by their duly authorized officers as of the date first written above.


JMC OCEAN STATE CORPORATION

By: /s/ Carlos A. Riva
Name: Carlos A. Riva
Title: President

TCPL POWER LTD.

By: /s/ David Russell
Name: David Russell
Title: Vice President

By: /s/ George Watson
Name: George Watson
Title: President

EUA OCEAN STATE CORPORATION

By: /s/ Robert F. Wolff
Name: Robert F. Wolff
Title: Vice President

NARRAGANSETT ENERGY RESOURCES COMPANY
By: /s/ Joseph Harrington
Name: Joseph Harrington
Title: President